Exhibit 99.1

AVCT Announces Senior Secured Convertible Note Agreement

Net proceeds to be used to strengthen balance sheet for first year as a “pure-play” converged communications company

ATLANTA, Georgia, April 15, 2022- American Virtual Cloud Technologies, Inc. (Nasdaq: AVCT the “Company”) today announced that it has entered into a securities purchase agreement for the sale of a new series of senior secured convertible notes (the “Notes”) to an institutional investor, subject to customary closing conditions. The proceeds, after original issue discount, will total $10 million, before payment of commissions and expenses.

Provided no Event of Default (as defined in the Notes) has occurred, the Notes will not accrue interest, and the Company will be required to redeem $800,000 of the outstanding amounts under the Notes each month commencing August 1, 2022, until the maturity date of October 1, 2023, at which time all outstanding amounts remaining, if any, will be due and payable in full.

At the Company’s option, each redemption payment can be made in cash or stock at a discount to the then-current closing bid price at the time of the redemption.

The investor will also have the right to an accelerated conversion of any or all of the outstanding balance of the Notes into stock at a conversion price of $0.99 per share.

The Notes will be secured by substantially all assets of the Company and will rank superior to all outstanding and future indebtedness of the Company.

The Company expects to use the proceeds from the sale of the Notes to strengthen the balance sheet of the Company and help in the execution of its newly focused “pure-play” converged communications strategy in the wake of the previously completed divestiture of its Computex business.

Northland Capital Markets served as sole placement agent in the transaction.

About American Virtual Cloud Technologies, Inc.

American Virtual Cloud Technologies, Inc. (Nasdaq: AVCT) is a premier global cloud communications offering proprietary UCaaS, CPaaS, and CCaaS capabilities. Our mission is to provide global technology solutions with a superior customer experience. For more information, visit https://www.avctechnologies.com.

About Kandy

Kandy is a cloud-based, real-time communications platform offering proprietary UCaaS, CPaaS, CCaaS, Microsoft Teams Direct Routing as a Service, and SIP Trunking as a Service capabilities. Kandy enables service providers, enterprises, software vendors, systems integrators, partners, and developers to enrich their applications and services with real-time contextual communications, providing a more engaging user experience. With Kandy, companies of all sizes and types can quickly embed real-time communications capabilities into their existing applications and business processes. For more information visit kandy.io

Caution Regarding Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, the Company’s plans to identify and/or complete suitable acquisitions, the consummation of the financing contemplated by the securities purchase agreement dated April 14, 2022, and planned future growth. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements, including as a result of the uncertainty associated with being able to satisfy the closing conditions to the sale of the Notes, to identify, evaluate and complete any strategic transaction, the impact of any strategic transaction that may be pursued on the Company’s business, including its financial and operating results and its employees and clients. These statements are based on various assumptions and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including changes in the Company’s clients’ preferences, prospects and the competitive conditions prevailing in the industries in which the Company operates; risks associated with the potential effects of COVID-19 on the Company’s business; risks that the recently-acquired Kandy Communications business will not be integrated successfully; ability to retain key personnel; the potential impact of consummation of the Kandy Communications acquisition on relationships with third parties, including customers, employees and competitors; conditions in the capital markets; and those factors discussed in the Company’s amended annual report on Form 10-K filed with the SEC on May 14, 2021 under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this report. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this document. Accordingly, undue reliance should not be placed upon the forward-looking statements.